EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated April 2, 2018, on the consolidated financial statements of Duos Technologies Group, Inc. for the years ended December 31, 2017 and 2016, included herein on the registration statement of Duos Technologies Group, Inc. on Post-Effective Amendment No. 1 to Amendment No. 2 to Form S-1 (Registration Statement No. 333-222206), and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

January 16, 2019